UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
April 4, 2008
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)
(601) 442-1601
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement
          Callon Petroleum Company (“Callon”) has completed the previously announced consent solicitation (the “Consent Solicitation”) requesting holders of at least $150 million principal amount of its 9.75% Senior Notes due 2010, Series B (the “Notes”) to amend certain covenants in the indenture for the Notes. The Consent Solicitation terminated April 4, 2008, with $189.231 million principal amount approving the amendments to the indenture.
          On April 8, 2008, Callon completed the previously announced sale of a 50% working interest in the Entrada Field to CIECO Energy (US) Limited (“CIECO”), a subsidiary of Tokyo-based ITOCHU Corporation. At closing, CIECO paid Callon $155 million and reimbursed Callon $12.6 million for 50% of Entrada capital expenditures incurred prior to the closing date. In addition, CIECO agreed to fund half of a $40 million future contingent payment owed by Callon to BP Exploration and Production Company, the former majority interest owner of the field. As part of the transaction, CIECO Energy (Entrada) LLC (“CIECO Entrada”), another subsidiary of ITOCHU Corporation, agreed to provide a loan to Callon for $150 million of field development costs through initial production, which loan is described below. Callon retained a 50% working interest and will continue as operator of the field. The transaction has an effective date of January 1, 2008 and is pursuant to a Purchase and Sale Agreement dated February 11, 2008. Cash proceeds from the sale as well as cash on hand will be used to repay Callon’s outstanding indebtedness under its $200 million senior revolving credit facility arranged by Merrill Lynch Capital Corporation to finance the acquisition of the Entrada project from BP.
          The information in Item 2.03 below is incorporated herein by reference.
Section 2 — Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
          As permitted by the proposed amendments to the Notes discussed above, effective April 4, 2008, Callon transferred its Entrada prospect to Callon Entrada Company, a wholly-owned subsidiary of Callon (“Callon Entrada”), and Callon Entrada entered into a credit agreement and related documents with CIECO Entrada, pursuant to which Callon Entrada may borrow up to $150 million plus capitalized interest of up to an additional $12 million to finance the development of the Entrada prospect. Callon has no obligation to repay principal and interest outstanding under the Entrada credit facility. However, Callon has entered into a customary indemnification agreement pursuant to which it agrees to indemnify the lenders under the Entrada credit facility against Callon Entrada’s misappropriation of funds, non-performance of certain covenants and similar matters. In addition, Callon also guarantees payment by Callon Entrada of any of its obligations to fund its proportionate share of any costs and expenses for any operation related to the Entrada project that Callon Entrada may, from time to time, expressly approve under the joint operating agreement in effect for the Entrada project. Callon also guarantees Callon Entrada’s payment of all amounts to plug and abandon wells and related facilities, for a breach of law, rule or regulation (including environmental laws) and for any losses attributable to gross negligence of Callon Entrada.
          The Entrada credit facility bears interest at 6-month LIBOR (as in effect on the first day of each interest period) plus 3.75 basis points, requires semi-annual amortization payments of principal and interest tied to estimated cash flow from the Entrada project, such payments beginning 6 months after the date of initial production from the Entrada project, matures within five years of first production from the property, and is subject to customary representations, warranties, covenants and events of default.
          In connection with the foregoing transactions, Callon also entered into an amendment (the “UBOC Amendment”) to its senior, secured revolving credit facility with certain lenders and Union Bank of California, N.A., as Administrative Agent for such lenders. The UBOC Amendment permits the transactions with CIECO and CIECO Entrada described above, allows Callon to contribute its remaining 50% interest in the Entrada field as well as certain other cash capital contributions to Callon Entrada from time to time, and limits Callon’s ability to modify, amend or voluntarily prepay the loans outstanding under the Entrada credit facility.

          The foregoing description of the Entrada credit facility and UBOC Amendment is not complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.
Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure
          Copies of the press releases announcing the foregoing transactions are attached as Exhibits 99.1 and 99.2 to this Form 8-K. These press releases shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Title of Document

10.1	Supplemental Indenture dated April 4, 2008.
10.2	Purchase and Sale Agreement dated February 11, 2008 (incorporated by reference to Exhibit 1.1 of the Company’s Report on Form 8-K filed on February 13, 2008).
10.3	Credit Agreement between Callon Entrada and CIECO Energy (Entrada) LLC dated April 4, 2008.
10.4	Indemnity Agreement dated April 4, 2008.
10.5	Non-Recourse Guaranty dated April 4, 2008.
10.6	Amendment to UBOC credit facility dated April 4, 2008.
99.1	Press release dated April 4, 2008 announcing termination of the consent solicitation.
99.2	Press release dated April 8, 2008 announcing completion of purchase and sale and entry into Entrada credit facility

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
April 8, 2008	By:	s/s B.F. Weatherly
B.F. Weatherly
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

10.1	Supplemental Indenture dated April 4, 2008.
10.2	Purchase and Sale Agreement dated February 11, 2008 (incorporated by reference to Exhibit 1.1 of the Company’s Report on Form 8-K filed on February 13, 2008).
10.3	Credit Agreement between Callon Entrada and CIECO Energy (Entrada) LLC dated April 4, 2008.
10.4	Indemnity Agreement dated April 4, 2008.
10.5	Non-Recourse Guaranty dated April 4, 2008.
10.6	Amendment to UBOC credit facility dated April 4, 2008.
99.1	Press release dated April 4, 2008 announcing termination of the consent solicitation.
99.2	Press release dated April 8, 2008 announcing completion of purchase and sale and entry into Entrada credit facility

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